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                                                                    Exhibit 99.2

               Central European Distribution Corporation Announces
                          Closing of Private Placement

SARASOTA, Florida - April 3, 2003/PRNewswire/ -- Central European Distribution Corporation (NASDAQ: CEDC) today announced that it has closed the previously announced private placement. The Company sold a total of 750,000 shares of common stock for $17.4 million to five institutional investors at a purchase price of $23.25 per share for net proceeds of $16.4 million, an increase of 80,000 shares of common stock over the 670,000 shares previously announced. The purchasers also received Additional Investment Rights to purchase an additional 150,000 shares of common stock from the Company at a purchase price of $23.25 per share. The net proceeds will be mainly used for re-payment of debt, funding of current and future acquisitions, and for general corporate purposes. Banc of America Securities LLC served as the placement agent for this transaction.

The Company also announces that in addition to the shares sold by the Company, Jeffrey Peterson, CEDC's Vice Chairman, sold 80,000 shares for $1.9 million to the same investors at the same purchase price. The purchasers also received Additional Investment Rights to purchase an additional 16,000 shares of common stock from Mr. Peterson at a purchase price of $23.25 per share.

The securities sold in this private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. However, as part of the transaction, the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission within thirty days for purposes of registering the resale of all of the common stock issued in the private placement. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Central European Distribution Corporation securities under the resale registration statement will be made only by means of a prospectus.

CEDC is one of the leading importers of beers, wines and spirits, as well as the largest distributor of domestic vodka on a nationwide basis in Poland. The Company operates 44 regional distribution centers in major urban areas throughout Poland. It distributes many of the world's leading brands, including brands such as Johnnie Walker Scotch, Stock Brandy, Sutter Home, Torres, Mondavi and Concha y Toro wines, Corona, Beck's, Foster's, Budweiser Budvar and Guinness Stout beers.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether

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as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements included in the Company's Form 10-K for the fiscal year ended December 31, 2002, and other periodic reports filed with the Securities and Exchange Commission.


For more information, please contact:
James Archbold
Director of Investor Relations
(941) 330-1558
www.ced-c.com
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